UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017.

Asia Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51048	47-0855301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Commercial St., Ste 190-115, Bellingham, WA 98225

(Address of Principal Executive Offices) (Zip Code)

(360) 392-2841

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Item 1.01: Entry into a Material Definitive Agreement.

As disclosed via a Form 8-K filed April 14, 2017, Asia Properties, Inc., (“ASPZ” or the “Company executed a Sale and Purchase Agreement (the Agreement”) to acquire 100% of the shares and assets Sino King Management Limited, (“SKML”) a company incorporated under the laws of British Virgin Islands. Pursuant to the Agreement, Asia Properties, Inc. agreed to issue 600 million restricted common shares of the Company (the “Shares”) to acquire 100% of the shares and assets of Sino King Management. Pursuant to the above noted Sale and Purchase Agreement, the Shares are held in escrow and continue to remain in the full control of the Company.

Additionally on August 7, 2017 both parties to the above noted Agreement confirmed that due to unforeseen circumstance the Closing date was to be changed to December 31, 2017.

Effective December 11, 2017 the Company and Sino King Management Limited have been advised that due to circumstance beyond the control of either party, a subsidiary of SKML, which is applying for Wholly Owned Foreign Enterprise (WOFE) status in China has not yet received such approval. As a result, both parties have agreed to postpone the closing date until March 31, 2018.

Item 9.01 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2017

ASIA PROPERTIES, INC.

/s/ Chen Junyan
Chen Junyan
President, Chief Executive Officer, Secretary, Director